UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2014

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 8, 2014, Ashland Inc. (“Ashland”), Ashland International Holdings, Inc. (“Ashland International”), Clariant Produkte (Deutschland) GmbH (“Clariant Produkte” and, together with Ashland and Ashland International, the “Sellers”), Clariant Corp. (“Clariant Corp.”), mertus 158. GmbH (the “German Purchaser”), Ascot US Bidco Inc. (the “US Purchaser”) and Ascot UK Bidco Limited (the “UK Purchaser” and, together with the German Purchaser and the US Purchaser, the “Purchasers”) entered into a Sale and Purchase Agreement (the “Agreement”) relating to ASK Chemicals GmbH and ASK Chemicals Holding US L.P. (collectively, “ASK Chemicals”).  The Purchasers are entities formed and controlled by an affiliate of Rhone Capital, LLC.  Pursuant to the Agreement, (i) the Sellers have agreed to sell to the Purchasers all of the interests in ASK Chemicals, (ii) Clariant Produkte has agreed to sell to the US Purchaser all of the outstanding interests of Tecpro Holding Corp. (“Tecpro Holding”) and (iii) Clariant Corp. has agreed to sell to the US Purchaser its rights and obligations under a credit facility agreement whereby Clariant Corp. had granted Tecpro Holding a credit facility in the nominal amount of $45 million, for an aggregate amount of €149 million (the “Purchase Price”), minus certain amounts in respect of tax accruals and estimated breakage costs under existing credit facilities, as specified in the Agreement.  The Purchase Price is subject to adjustments after closing for breakage costs under existing credit facilities, for tax accruals and tax liabilities, and for certain other costs or liabilities incurred by ASK Chemicals or Tecpro Holding prior to closing.  €21 million of the Purchase Price will be paid in the form of notes issued by the Purchasers to the Sellers, with the remaining portion of the Purchase Price to be paid in cash.

In the Agreement, the Sellers, Clariant Corp. and the Purchasers have made customary representations and warranties and have agreed to customary covenants relating to the sale including, but not limited to, (i) before the closing, the Sellers will be subject to certain business conduct restrictions with respect to the businesses of ASK Chemicals, Tecpro Holding and their respective subsidiaries (the “Business”), (ii) for three years following the closing, neither the Sellers nor any of their affiliates will directly or indirectly engage in any business activity which is similar to or in competition with the Business, subject to certain exceptions as described in the Agreement and (iii) for three years following the closing, neither Sellers nor any of their affiliates will employ or solicit the employment of certain employees of ASK Chemicals, Tecpro Holdings and their respective subsidiaries, subject to certain exceptions as described in the Agreement.

The Sellers and the Purchasers have agreed to indemnify each other for losses arising from certain breaches of the Agreement and for certain other liabilities.  In addition, the Sellers have agreed to indemnify the Purchasers for certain liabilities of the Business, including but not limited to tax liabilities, certain environmental remediation liabilities and certain regulatory liabilities (including those relating to anti-bribery laws and ownership of foreign assets), as described in the Agreement.  The indemnities described in this paragraph are subject to certain limitations, as set forth in the Agreement.

The transactions described above are subject to certain customary closing conditions, including certain antitrust approvals in foreign jurisdictions and the delivery of audited consolidated financial statements of ASK Chemicals GmbH for the 2013 fiscal year which do not present material concerns as compared to the combined financial statements of ASK Chemicals and their subsidiaries for the same period.  The Agreement provides that the closing will occur on the 21st business day following the satisfaction of the regulatory conditions, provided that all of the other conditions have been satisfied or waived, or on such other date as mutually agreed in writing by the parties.  However, there is no financing condition to the obligations of the Purchasers to consummate the transactions.  Equity and debt commitments for the full cash portion of the Purchase Price are in place.   The Agreement contains certain termination rights for each party, including the right of either party to terminate the Agreement if the closing has not occurred on or before October 8, 2014.

The above description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference.

The Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the parties thereto.  The Agreement contains representations and warranties that the Sellers and Clariant Corp., on one hand, and the Purchasers, on the other hand, made to and solely for the benefit of each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential exhibits.  These exhibits modify, qualify or create exceptions to the representations and warranties set forth in the Agreement.  Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying exhibits, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts.  For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.  Security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties to the Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Ashland’s public disclosures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the sale transaction involving Ashland Water Technologies and the potential sale transaction involving the elastomers business (including the possibility that one or both transactions may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this Form 8-K or otherwise except as required by securities or other applicable law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.  The following Exhibit is filed as part of this Report on Form 8-K.

Exhibit Number	Description of Exhibit

2.1
Sale and Purchase Agreement related to the ASK Chemicals Group, dated April 8, 2014, among Ashland Inc., Ashland International Holdings, Inc., Clariant Produkte (Deutschland) GmbH, Clariant Corp., mertus 158. GmbH, Ascot US Bidco Inc. and Ascot UK Bidco Inc. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits, schedules and certain annexes to the Sale and Purchase Agreement have been omitted; exhibits, schedules and annexes will be supplementally provided to the SEC upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC. (Registrant)

Date: April 14, 2014	By:	/s/ PETER J. GANZ
Name: Peter J. Ganz
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1
Sale and Purchase Agreement related to the ASK Chemicals Group, dated April 8, 2014, among Ashland Inc., Ashland International Holdings, Inc., Clariant Produkte (Deutschland) GmbH, Clariant Corp., mertus 158. GmbH, Ascot US Bidco Inc. and Ascot UK Bidco Inc. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits, schedules and certain annexes to the Sale and Purchase Agreement have been omitted; exhibits, schedules and annexes will be supplementally provided to the SEC upon request).